UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 18, 2023

Summit Materials, Inc.
Summit Materials, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1801 California Street, Suite 3500
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
 Registrant’s Telephone Number, Including Area Code:  (303) 893-0012
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company             ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Assignment Agreement

On August 18, 2023, Summit Materials, LLC (“Summit LLC”), an indirect subsidiary of Summit Materials, Inc. (“Summit Inc.”), and Summit Inc. entered into an assignment agreement (the “Assignment Agreement”) with Blackstone Participation Partnership (Delaware) V-NQ L.P., Blackstone Family Investment Partnership (Delaware) V-NQ L.P., Blackstone Capital Partners (Delaware) V-NQ L.P., Blackstone Capital Partners (Delaware) NQ V-AC L.P. and Summit BCP Intermediate Holdings L.P. (each a “Selling TRA Holder” and collectively the “Selling TRA Holders”), under which each of the Selling TRA Holders agreed to sell, assign, transfer and convey to Summit LLC all right, title and interest of such Selling TRA Holder in, to and under that certain Tax Receivable Agreement dated as of March 1, 2015, as amended by Amendment No. 1 to Tax Receivable Agreement, dated as of May 10, 2023 (the “TRA”), by and among the Selling TRA Holders, Summit Inc. and certain other current and former holders (the “Other TRA Holders”) of Class A limited partnership units of Summit Materials Holdings L.P. (“LP Units”) and their permitted assignees, in each case, in exchange for cash consideration.

The TRA provides for the payment by Summit Inc. to exchanging holders of LP Units of 85% of the benefits, if any, that Summit Inc. actually realizes (or, under certain circumstances such as an early termination of the TRA, is deemed to realize) as a result of increases in the tax basis of tangible and intangible assets of Summit Materials Holdings L.P. and certain other tax benefits related to entering into the TRA, including tax benefits attributable to payments under the TRA.

The total cash consideration paid by Summit LLC to the Selling TRA Holders under the Assignment Agreement was $115.0 million. The transactions contemplated under the Assignment Agreement were consummated on August 18, 2023.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Assignment Agreement.

Item 7.01. Regulation FD Disclosure

On August 22, 2023, Summit Inc. issued a press release announcing the entry by Summit LLC and Summit Inc. into the Assignment Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically incorporated by reference into any such filing.

Item 9.01 Financial Statements and Exhibits

    (d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Summit Materials, Inc. dated August 22, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

DATED: August 22, 2023	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary